UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico		00920-2717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2014, Doral Bank (“Doral Bank”), a wholly-owned subsidiary of Doral Financial Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with WOMF REV, LLC (the “Purchaser”). Pursuant to the Purchase Agreement, Doral Bank will sell certain loans, advances, mortgages, and loan participation rights as set forth in the Purchase Agreement (the “Portfolio Assets”) and related assets (collectively, the “Transferred Assets”).

As consideration for the purchase of the Transferred Assets, the Purchaser will pay an amount equal to 100.453% of the unpaid principal balance of, or aggregate obligation to repurchase, the Portfolio Assets as of 11:59 p.m. New York Time (the “Cut-Off Time”) on the date that is thirty (30) days prior to the closing date for the sale of the Transferred Assets (after giving effect to payments of principal or similar amount received on or before the closing date), plus any obligations, liabilities and commitments of Doral Bank or any of Doral Bank’s affiliates under the Transferred Assets that arose from and after the Cut-Off Time and that were funded by Doral Bank prior to the closing of the sale of the Transferred Assets (the “Closing”). It is currently estimated that the purchase price for the Transferred Assets will be approximately $204.5 million.

Under the terms of the Purchase Agreement, Doral Bank and the Purchaser each made certain representations and warranties and additional covenants that are customary in an asset purchase agreement. Under the terms of the Purchase Agreement, Doral Bank has agreed to indemnify the Purchaser against certain liabilities; provided, however, that Doral Bank shall not have any indemnification obligation to the Purchaser unless and until the aggregate amount of such liabilities exceed $250,000, and provided further, that Doral Bank shall not be liable for indemnification in an aggregate amount in excess $20,000,000. The Closing is subject to the satisfaction of customary conditions.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2014, the Company received notice from NYSE Regulation, Inc. (the “NYSE”) that the Company is at risk of violating Section 302.00 of the NYSE listing standards, which requires listed companies to hold an annual shareholders’ meeting during each fiscal year.

The NYSE has informed the Company that the Company will be deemed noncompliant with NYSE corporate governance listing standards on January 2, 2015 unless it holds its fiscal 2014 annual meeting by December 31, 2014.

If the Company is deemed noncompliant, subject to the NYSE’s discretion, the Company’s common stock will continue to be listed and traded on the NYSE under the symbol DRL but after January 2, 2015 the Company will also be assigned the notation .BC after the listing symbol to signify the Company is not currently in compliance with the NYSE’s continued listing standards. The BC indicator and all references on the NYSE website will be removed when the Company is compliant with all NYSE quantitative and corporate governance listing standards.

The Company will not be able to hold its annual meeting by December 31, 2014. The Company is evaluating the circumstances under which it would call an annual meeting in 2015.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, the Company may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (the “SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent the Company’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

The Company cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent the Company’s expectations of past or future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in forward-looking statements include the adequacy of the Company’s allowance for loan and lease losses, delinquency trends, the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, whether purchase price adjustments or claims of indemnification will be made in connection with the sale of the Portfolio Assets and whether Doral Bank will have liability in respect of any such claim, Doral Bank’s ability to obtain the FDIC’s consent to a new Capital Restoration Plan and Contingency Plan and to successfully execute it if approved, the Company’s ability to continue to operate its business as a going concern, and the effect of legal or regulatory proceedings, tax legislation and tax rules, the Company’s ability to use its deferred tax assets and related reserves, the Company’s ability to collect the monies due to the Company or its subsidiaries from the Commonwealth of Puerto Rico (the “Commonwealth”) and to qualify payment obligations from the Commonwealth as Tier 1 Capital at the Bank, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. These factors and additional factors that may cause the Company’s results to differ from forward-looking statements are described more completely under the heading “Item 1A. Risk Factors” in the Form 10-K, which is available on the Company’s website at www.doralbank.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: December 19, 2014	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri
Executive Vice President and General Counsel